UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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¨ Definitive Information Statement

GLOBAL EARTH ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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================================================================================================================================================

GLOBAL EARTH ENERGY, INC.

1213 Culberth Drive

Wilmington, North Carolina 28405

(910) 270-7749

April 12, 2012,

To Our Stockholders:

The purpose of this Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, April 5, 2012, that our board of directors has recommended, and that the holder of the majority of the voting power of our outstanding capital stock intends to vote on May 21, 2012, to approve the following:

A grant of discretionary authority to our board of directors to implement a reverse split of the issued and outstanding shares of our common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares to occur immediately after the action described herein.

As of the record date, 726,798,492 shares of our common stock were issued and outstanding.  Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.  As of the record date, 3,000,000 shares of our Series B preferred stock were issued and outstanding.  Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders.

We have consenting stockholders, Betty-Ann Harland, our director and chief executive officer, who, together with her husband, Sydney A. Harland, our director and president, hold 4,953,012 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,504,953,012 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.  Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect a reverse stock split of our common stock.  Mr. and Mrs. Harland will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

A copy of the resolutions to be approved by Mr. and Mrs. Harland is described in Attachment A to this Information Statement.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued interest in Global Earth Energy, Inc.

Very truly yours,

/s/ Betty-Ann Harland

Betty-Ann Harland, Chief Executive Officer

GLOBAL EARTH ENERGY, INC.

1213 Culberth Drive

Wilmington, North Carolina 28405

(910) 270-7749

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is furnished to the holders of record at the close of business on the record date, April 5, 2012, to inform our stockholders that our board of directors has recommended, and that the holder of the majority of the voting power of our outstanding capital stock intends to vote on May 21, 2012, to approve the following:

A grant of discretionary authority to our board of directors to implement a reverse split of the issued and outstanding shares of our common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares to occur immediately after the action described herein.

As of the record date, 726,798,492 shares of our common stock were issued and outstanding.  Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.  As of the record date, 3,000,000 shares of our Series B preferred stock were issued and outstanding.  Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders.

We have consenting stockholders, Betty-Ann Harland, our director and chief executive officer, who, together with her husband, Sydney A. Harland, our director and president, hold 4,953,012 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,504,953,012 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.  Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect a reverse stock split of our common stock.  Mr. and Mrs. Harland will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect a reverse stock split of our common stock and will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

This Information Statement will be sent on or about April 12, 2012, to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on April 5, 2012, as the record date for determining the stockholders entitled to notice of the above noted actions.  The grant of discretionary authority to the directors with respect to the reverse split will be approved if the number of votes cast in favor of the proposed corporate actions exceeds the number of votes cast in opposition to the proposed corporate actions.  A majority of the voting power, which includes the voting power that is present in person or by proxy, constitutes a quorum for the transaction of business.

As of the record date, 726,798,492 shares of our common stock were issued and outstanding.  Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.  As of the record date, 3,000,000 shares of our Series B preferred stock were issued and outstanding.  Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders.

We have consenting stockholders, Betty-Ann Harland, our director and chief executive officer, who, together with her husband, Sydney A. Harland, our director and president, hold 4,953,012 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,504,953,012 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect a reverse stock split of our common stock.  Mr. and Mrs. Harland will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders.  Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to us at our address noted above.

Security holders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

DISSENTERS’ RIGHT OF APPRAISAL

Nevada law provides for a right of a stockholder to dissent to the proposed reverse stock split and obtain appraisal of or payment for such stockholder’s shares.  See “Dissent Rights of Our Stockholders.”

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO IMPLEMENT A ONE FOR 1,500 REVERSE STOCK SPLIT

Our board of directors has adopted a resolution to seek stockholder approval of discretionary authority for our board of directors to implement a reverse split of our common stock for the purpose of increasing the market price of our common stock and to reduce the very large number of outstanding shares of our common stock.  Having such a large number of outstanding shares of common stock, in our opinion, does not convey the impression that we seek for our company.  We feel that any potential investor in our company would consider a very large number of outstanding shares as a negative due to the potential for market price fluctuation of very cheap stock.

With the reverse split of our outstanding shares of common stock, we feel that we will have a better opportunity to show investors that we are a company with a significant business future.

The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is 1,500 pre-consolidation shares for each one post-consolidation share, with the reverse split to occur immediately after the action described herein.  Approval of this proposal would give the board authority to implement the reverse split of the issued and outstanding shares of our common stock on the basis of 1,500 pre-consolidation shares for each one post-consolidation share at any time it determined immediately after the action described herein.  In addition, approval of this proposal would also give the board authority to decline to implement a reverse split.  It is expected that upon approval of the proposed reverse split, the board will implement same immediately.

If you approve the grant of discretionary authority for our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will effect a reverse split of our then issued and outstanding common stock on the basis of 1,500 pre-consolidation shares for each one post-consolidation share.

As discussed above, the board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Global Earth Energy, Inc. among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.  We have not engaged in any negotiations to merge with any other entity.

Since April 17, 2006, following the change in our corporate name from International Development Corp. to Global Wataire, Inc., our common stock was quoted on the OTC Bulletin Board under the symbol “GWTE.OB.”  Beginning in July 2001, until December 9, 2004, our symbol was “OZLU.OB.”  When we changed our corporate name from Ozolutions, Inc. to International Development Corp. on December 9, 2004, our symbol changed to “IDVL.OB.”  Subsequently, when we changed our corporate name to Global Earth Energy Inc. on February 5, 2008, our symbol changed to “GEEG.OB”  Our symbol was changed on May 20, 2009 to “GLER.OB.”  Since, February, 2011, our shares have been quoted on the OTCQB maintained by Pink Sheets, Inc. under the symbol “GLER.PK.”  Since February 2011, our shares are no longer quoted on the OTC Bulletin Board.

The following table sets forth, for the fiscal quarters indicated, the high and low bid prices.  These quotations reflect the closing inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions.

	High	Low
Fiscal 2010 Quarter Ended:
November 30, 2009	$0.03	$0.02
February 28, 2010	$0.02	$0.01
May 31, 2010	$0.10	$0.05
August 31, 2010	$0.03	$0.02

Fiscal 2011 Quarter Ended:
November 30, 2010	$0.03	$0.0022
February 28, 2011	$0.021	$0.0031
May 31, 2011	$0.0133	$0.0034
August 31, 2011	$0.0051	$0.0026

Fiscal 2012 Quarter Ended:
November 30, 2011	$0.0120	$0.0120
February 29, 2012	$0.0120	$0.0120

We currently have 726,798,492 shares of our common stock outstanding.  Our shares of common stock are held by approximately 1,700 stockholders of record.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various securities brokers, dealers, and registered clearing agencies.  There is no trading market for the shares of our preferred stock.

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future.  In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board deem relevant.

There have been no recent sales of our unregistered securities.

Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted and that an increase in our share price is not a certainty.  In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our common stock after a reverse split will be up to 1,500 times greater than the price for shares of our common stock immediately prior to the reverse split.  Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time.  Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

EFFECT OF THE REVERSE SPLIT

The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as described below).  For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split.  The number of stockholders of record would not be affected by the reverse split (except as described below).

The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.  The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: if our directors decide to implement a one for 1,500 reverse split, every 1,500 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock.

Stockholders should recognize that if a reverse split is affected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for 1,500 exchange ratio.  However, if as a result of the reverse split, a stockholder would be entitled to less than one share, a fractional share, any such fractional share shall be rounded up to the nearest whole share.

Since we will not issue any fractional shares as a result of the reverse split, but instead will issue one whole share for each fractional share which might result from the reverse split, we should not experience any reduction in the number of our stockholders.  It is our intention that the reverse split should not reduce the number of our stockholders.

We currently have 726,798,492 shares of our common stock outstanding.  Our shares of common stock are held by approximately 1,700 stockholders of record.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  Following the reverse split we will have the same number of stockholders as before the reverse split.  Depending upon the rounding up process of one whole share for each fractional share, we will have approximately 484,533 (or more) issued and outstanding shares of common stock following the reverse split.

We currently have no intention of going private, and the proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act.  Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future.  Finally, we have no plans to liquidate the company after the reverse split.  Following the reverse split, we will continue our reporting obligations under the Exchange Act.

Issuance of Additional Shares.  The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse split of our common stock.

If we elect to implement a one for 1,500 reverse split, based on the 726,798,492 shares of our common stock outstanding on the record date, and the 800,000,000 shares of our common stock that are currently authorized under our articles of incorporation, 799,515,467 shares of our common stock remain available for issuance prior to the reverse split taking effect.  A one for 1,500 reverse split would have the effect of decreasing the number of our outstanding shares of our common stock from 726,798,492 to 483,404 shares.

Based on the 800,000,000 shares of our common stock that are currently authorized under our articles of incorporation, if we elect to implement a one for 1,500 reverse stock split, the reverse split, when implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 73,201,508 to 799,516,596 shares.  However, the actual number of issued shares will depend on how many fractional shares will be rounded up to the nearest whole share.

The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors.  At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the reverse split.

FEDERAL INCOME TAX CONSEQUENCES

We will not recognize any gain or loss as a result of the reverse split.

The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect.  We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split.  This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies).  The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.  You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss.  With respect to a reverse split, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in his old shares of our common stock.  However, if a stockholder receives one whole share for a fractional share, such stockholder may be deemed to have received income with respect to the value of the fractional share received over and above the fraction of the share which would have been received if there had been no requirement that the fractional share be rounded up to the nearest whole share.  Inasmuch as the most recent quoted price for shares of our common stock was between $0.0003 and $0.0004 per share, any potential income will be negligible for a rounded up share.

EFFECTIVE DATE

If the proposed reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m., Nevada time, on the date the split is approved by our board of directors which is expected to be the day after the action described herein by our majority shareholder.  Except as explained herein with respect to fractional shares and stockholders who currently hold fewer than 1,500 shares, or such lesser amount as we may determine, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for 1,500 exchange ratio.

RISKS ASSOCIATED WITH THE REVERSE SPLIT

This Information Statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price.  The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price.  For a discussion of these and other risk factors, see our annual report on Form 10-K for the year ended August 31, 2011, and other filings with the Securities and Exchange Commission.

If approved and implemented, the reverse stock split will result in some stockholders owning “odd-lots” of less than 100 common shares of our stock on a post-consolidation basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” of even multiples of 100 shares.  The definition of “odd-lot” may be less than 10 shares of a very thinly traded stock, such as shares of our common stock.  Some brokers charge higher commissions for such transactions (often 1/8 of a point per share, called the differential) also, called broken lot or uneven lot opposite of round lot.  As a practical matter, it would not be economical for a stockholder owning one share to sell his one share, since transaction charges currently would exceed the value of the share.

We estimate that there will be approximately 1,700 stockholders who will hold one share of our common stock following the reverse split.

DISSENT RIGHTS OF OUR STOCKHOLDERS

Under Nevada law, our stockholders are entitled, after complying with certain requirements of Nevada law, to dissent from the approval of the authority with respect to the reverse stock split, pursuant to Sections 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes (the “NRS”) and to be paid the “fair value” of their shares of Global Earth Energy, Inc. common stock in cash by complying with the procedures set forth in Sections 92A.380 to 92A.450 of the NRS.  Set forth below is a summary of the procedures relating to the exercise of dissenters’ rights by our stockholders.  This summary does not purport to be a complete statement of the provisions of Sections 92A.380 to 92A.450 of the NRS and is qualified in its entirety by reference to such provisions, which are contained in Attachment B to this Information Statement.

Pursuant to Section NRS 92A.410, if the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, as is the case here, we are required to notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

Under NRS 92A.430, the contents of the dissenter’s notice and the delivery to stockholders entitled to assert rights must contain the following:

1.

If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting (even if by consent of a majority of the voting shares as described in this Information Statement), the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2.

The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must: (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date; (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

Under NRS 92A.380, the right of a stockholder to dissent from certain corporate actions and to obtain payment for shares is as follows:

1.

Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2.

A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

Pursuant to NRS 92A.440, the demand for payment and deposit of certificates and retention of rights of a stockholder are as follows:

1.

A stockholder to whom a dissenter’s notice is sent must:

(a)

Demand payment;

(b)

Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)

Deposit his certificates, if any, in accordance with the terms of the notice.

2.

The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.

The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

Notices should be addressed to Global Earth Energy, Inc., 1213 Culberth Drive, Wilmington, North Carolina 28405.

A stockholder whose shares of our common stock are held in “street name” or in the name of anyone other than the stockholder must obtain written consent from the person or firm in whose name the shares are registered, allowing the stockholder to file the notice demanding payment for the shares in question, and must deliver the consent to us no later than the time that dissenter’s rights are asserted (Section 92A.400.2(a) of the NRS).  Also, the dissent must be asserted as to all shares of our common stock that the stockholder beneficially owns or has power to vote on the record date (Section 92A.400.2(b) of the NRS).

Any stockholder who does not complete the requirements of Sections 92A.400 and 92A.420.1(a) and (b) of the NRS as described above is not entitled to payment for his shares of Global Earth Energy, Inc.’s common stock (Section 92A.420.2 of the NRS).

VOTE REQUIRED

We have consenting stockholders, Betty-Ann Harland, our director and chief executive officer, who, together with her husband, Sydney A. Harland, our director and president, hold 4,953,012 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,504,953,012 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect a reverse stock split of our common stock.  Mr. and Mrs. Harland will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.  Consequently, our stockholders are not being asked to vote on the proposed corporate action.

A copy of the resolutions to be approved by Mr. and Mrs. Harland is described in Attachment A to this Information Statement.

Our board of directors has recommended a vote of approval of the proposed corporate action.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information regarding the beneficial ownership of our common and preferred stock by management and the board of directors is noted below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

•

Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

•

Each person who owns beneficially outstanding shares of our preferred stock;

•

Each director;

•

Each named executive officer; and

•

All directors and officers as a group.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Shares of Preferred Stock Beneficially Owned (2)
	Number	Percent	Number	Percent
Betty-Ann Harland (3) (5) (6)	4,953,008	0.0068	3,000,000	100
Sydney A. Harland (5)	-4-	-0-	-0-	-0-
Edmund Gorman	-0-	-0-	-0-	-0-
Robert Glassen	-0-	-0-	-0-	-0-
Arthur N. Kelly	-0-	-0-	-0-	-0-
Richard Proulx	-0-	-0-	-0-	-0-
Mark Hollingworth	-0-	-0-	-0-	-0-
All officers and directors as a group (seven persons)	4,953,012	0.0068	3,000,000	100

________

(1)

Unless otherwise indicated, the address for each of these stockholders is c/o Global Earth Energy, Inc., at 1213 Culberth Drive, Wilmington, North Carolina 28405.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock or preferred stock which he beneficially owns.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  As of April 5, 2012, the record date, there were issued and outstanding 726,798,492 shares of our common stock and 3,000,000 shares of our Series B preferred stock

(3)

3,000,000 shares of our Series B preferred stock.  Each shares of our Series B preferred stock has voting rights equal to 500 shares of our common stock for every one share of our Series B preferred stock held, which equates to voting rights of 1,500,000,000 shares of our common stock, which amount exceeds the outstanding shares of the Global Earth Common Stock.  As stated above, Betty-Ann Harland, who, together with her husband, Sydney A. Harland, hold 4,953,012 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,504,953,012 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

(4)

Inasmuch as Betty Harland and Sydney A. Harland are married, pursuant to the Exchange Act and regulations issued thereunder, Mr. Harland is deemed to be the beneficial owner of the shares of our common and preferred stock owned by Mrs. Harland.

As a result of the stock ownership by Mr. and Mrs. Harland, they are able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other as stated above:

•

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Global Earth Energy, Inc.; and

•

There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  All such persons have filed all required reports.

DOCUMENTS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-K for the year ended August 31, 2011, and our Quarterly Reports on Form 10-Q for the period ended November 30, 2011, are incorporated herein by reference.

COPIES OF ANNUAL AND QUARTERLY REPORTS

We will furnish a copy of our Annual Report on Form 10-K for the year ended August 31, 2011, and our Quarterly Report on Form 10-Q for the period ended November 30, 2011, and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.  Any request should be directed to our corporate secretary at 1213 Culberth Drive, Wilmington, North Carolina 28405, telephone (910) 270-7749.

By Order of the board of directors,

  /s/ Betty-Ann Harland

Betty-Ann Harland

Chief Executive Officer

ATTACHMENT A

RESOLUTIONS TO BE ADOPTED BY THE STOCKHOLDERS OF GLOBAL EARTH ENERGY, INC.

RESOLVED, that the grant of discretionary authority to the board of directors to implement a reverse split of the Company’s issued and outstanding common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares is hereby approved in all respects; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.

ATTACHMENT B

SECTIONS 92A.300-92A.500 OF THE NEVADA REVISED STATUTES

RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305  ”Beneficial stockholder” defined.  ”Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310  ”Corporate action” defined.  ”Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315  ”Dissenter” defined.  ”Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320  ”Fair value” defined.  ”Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.  Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325  ”Stockholder” defined.  ”Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330  ”Stockholder of record” defined.  ”Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335  ”Subject corporation” defined.  ”Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

 (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

 (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2.  The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

(Added to NRS by 1995, 2088; A 2009, 1722)

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410  Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723)

NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723)

NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724)

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460  Payment for shares: General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725)

NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725)

NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815)

NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092; A 2009, 1727)